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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ___________________________________________

FORM 8-K/A-1
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
November 4, 2002

RELAY MINES LIMITED
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

333-59872	88-048851
(Commission File No.)	(IRS Employer ID)

1040 West Georgia Street
Suite 1160
Vancouver, British Columbia
Canada V6E 4H1
 (Address of principal executive offices and Zip Code)

(604) 605-0885
(Registrant's telephone number, including area code)

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ITEM 4. CHANGE OF REGISTRANT'S CERTIFYING ACCOUNTANT

(a) On October 7, 2002, the accounting firm of Williams & Webster, P.S. was dismissed by the Registrant's Board of Directors as the Registrant's independent auditors. During the two most recent fiscal years and subsequent interim period, there were no disagreements on matters of accounting principles and practices, financial disclosure, or auditing scope of procedure between the Registrant and Williams & Webster. Williams & Webster, P.S. were dismissed because the Company determined that it was in its best interest to have its auditor located in the Vancouver, British Columbia where the Registrant's corporate headquarters are located.

(b) The Report of Williams & Webster, P.S. on the Registrant's financial statements as of and for the years ended June 30, 2002 and 2001 did not contain an adverse, qualified or disclaimer of opinion. However, the Reports did contain an explanatory paragraph wherein Williams & Webster expressed substantial doubt about the Registrant's ability to continue as a going concern.

(c) The Registrant has requested Williams & Webster to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Registrant in response to this Item 4 and, if not, stating the respects in which it does not agree. The Registrant delivered a copy of this Form 8-K report to Williams & Webster on October 18, 2002, via facsimile. On October, 29, 2002, Williams & Webster replied and its letter agreeing with the statements contained herein is attached hereto as Exhibit 16.1.

(d) At its board meeting on October 7, 2002, the Board of Directors of the Registrant engaged Manning Elliott, Chartered Accountants, 11th Floor, 1050 West Pender Street, Vancouver, British Columbia, Canada V6E 3S7, as its independent auditor for its fiscal year ending June 30, 2003. Manning Elliott accepted such appointment on October 11, 2002. Prior to their appointment, the Registrant did not consult with Manning Elliott on any matters related to accounting or the type of opinion they may issue.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
Exhibit No.	Description

16.1	Letter from Williams & Webster, P.S.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 4th day of November, 2002.

RELAY MINES LIMITED

BY:	/s/ Carlo Civelli Carlo Civelli, President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and a member of the Board of Directors